Exhibit 10.3

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                              420 Lexington Avenue
                            New York, New York 10170

June 29, 2005

Wayne I. Danson
Danson Partners, LLC
420 Lexington Avenue
New York, New York 10170

Re:      Grant of Stock under Advanced
         Communications Technologies, Inc. 2005 Stock Plan

Dear Mr. Danson:

This letter is notify you of your grant of 200,000,000 shares of common stock, no par value (the "Grant"), of Advanced Communications Technologies, Inc. (the "Company") as of the date hereof under the Company's 2005 Stock Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

The Grant is made pursuant to Section 7 of the Plan by the Board. The Board has determined that the Grant shall be issued to you for no consideration (other than your execution of the Services Agreement dated June 7, 2005 among the Company, Danson Partners, LLC and you) and shall not be subject to any restrictions or a Restriction Period as permitted under Section 7(a) of the Plan. The Grant will be subject to the terms and conditions set forth in the Plan.

Please acknowledge your acceptance of the Grant as described above by signing on the line indicated below and returning the original to me. Thank you.

Very truly yours,

----------------------
Randall Prouty
Chairman-Compensation Committee

ACCEPTED AND AGREED TO
this ____ day of ____, 2005

----------------------
Wayne I. Danson